Exhibit 99.1

Digital Locations CEO Rich Berliner Discussed “Space Junk” with Aeronautics and Astronautics Engineer

Dr. Nicholas Lee, Research Engineer in Aeronautics and Astronautics at Stanford University, commented about the presence of different types of space debris and their impact on satellites and other space objects.

SANTA BARBARA, CA, August 1, 2023 (GLOBE NEWSWIRE) — Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that in a recent podcast, its CEO, Rich Berliner, spoke with Dr. Nicholas Lee, Research Engineer in Aeronautics and Astronautics at Stanford University.

During the conversation, Dr. Lee commented about the presence of different types of space debris and their impact on satellites and RF (radiofrequency) transmitters.

“When we have a meteoroid that hits a spacecraft, what’s happening is that all of the Kinetic Energy is being transformed into melting, vaporizing, ionizing the projectile as well as the piece of spacecraft. It then forms a crater and a very dense plasma comes out of it,” said Dr. Lee. “When plasma is very dense, very compact, then you have all of those electrons and ions behaving like a liquid and there are pressure forces which can dominate over the electromagnetic forces.”

Dr. Lee also discussed the placement of electronics on the inside of the spacecrafts and explained further structural elements.

Dr. Nicolas Lee is currently a Research Engineer in Aeronautics and Astronautics at Stanford University, working primarily on asteroid resource characterization and CubeSat technologies. Previously, Dr. Lee was a Ph.D. student at Stanford studying meteoroid impact effects on spacecraft, and a W. M. Keck Institute for Space Studies postdoctoral scholar in aerospace at Caltech, researching technologies for robotically assembled space telescopes, membrane structures for space solar power applications, and small satellite high voltage electronics.

This podcast can be viewed at https://www.youtube.com/watch?v=1HUmxOgKm9s

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

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